Exhibit 3.27

RESTATED BY-LAWS

OF

PRC ENGINEERING, INC.

SEPTEMBER 15, 1983

ARTICLE I

Offices

Section 1.      PRINCIPAL OFFICE. The principal office for the transaction of the business of the corporation shall be located at 300 East 42nd Street, New York, New York 10017.

The Board of Directors is hereby granted full power and authority to change said principal office from one location to another within the United States. Any such changes shall be noted on these By-Laws by the Secretary, opposite this section, or this section may be amended to state the new location.

Section 2.      OTHER OFFICES. Branch or subordinate offices may be established at any time by the Board of Directors at any place or places where the corporation is qualified to do business.

ARTICLE II

Meetings of Shareholders

Section 1.       PLACE OF MEETINGS. All annual meetings of shareholders as well as all other meetings of shareholders shall be held at the principal office of the corporation or at any other place within or without the State of New York which may be designated either by the Board of Directors pursuant to authority hereinafter granted to said Board, or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation.

Section 2.       ANNUAL MEETINGS. Annual meetings of shareholders shall be held on the third Tuesday of November in each year provided, however, that should said day fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day, or shall be held at such other time as may be designated by the Board of Directors. At such meetings, directors shall be elected, and any other business may be transacted which is within the power of the shareholders.

Section 3.       SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the Chairman of the Board, any three directors, or by one or more shareholders holding not less than one-fifth of the voting power of the corporation.

Section 4.       NOTICE OF SHAREHOLDER MEETINGS. Notice of any meeting of shareholders, whether annual or special, shall be given to each shareholder entitled to vote, either personally or by mail, not less than ten nor more than fifty days before the date of the meeting. Such written notice shall state the place, time and date of the meeting and, in the case of a special meeting, shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting and, further, shall state the purpose or purposes for which the special meeting is called.

Section 5.       QUORUM AND REQUIRED VOTE. The presence in person or by proxy of the persons entitled to vote a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business at said meeting. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy. When a quorum is present at any meeting, the vote of the holders of a majority of the shares present in person or by proxy, shall be the act of the shareholders for the authorization or corporate action, other than the election of directors. Directors shall be elected by a plurality of the votes of the holders of shares present in person or by proxy.

Section 6.       ACTION WITHOUT MEETING. Any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all outstanding shares entitled-to vote upon such action at a meeting.

ARTICLE III

Directors

Section 1.       GENERAL POWERS. The business and affairs of this corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

Section 2.       NUMBER OF DIRECTORS. The number of directors shall be eight.

[ILLEGIBLE]

Section 3.       ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors have been elected and qualified.

Section 4.       VACANCIES. Vacancies in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors and each director so elected shall hold office until his successor is elected and qualified at an annual or special meeting of the shareholders.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Each director so elected to fill a vacancy shall hold office until his successor has been elected and qualified. If the Board of Directors accepts the resignation of a director rendered to take effect at a future time, the Board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 5.       REMOVAL OF DIRECTORS. Any director may be removed at any time, either with or without cause, by the affirmative vote of the majority of all shares then entitled to vote.

Section 6.       PLACE OF MEETINGS. Meetings of the Board may be held at such place or places within or without New York as shall be designated from time to time in the notice of the meeting or as designated by resolution or by these By-Laws. If no such designation is made, meetings shall be held at the corporation’s principal office.

Section 7.       ANNUAL MEETING. Immediately following each annual meeting of shareholders, the Board of Directors shall hold an annual meeting for the purpose of organization,

election of officers and the transaction of other business. Written notice of the place, date and time of and the business to be transacted at annual meetings shall be given in the same manner as provided for special meetings.

Section 8.        REGULAR MEETINGS. Regular meetings of the Board may be held without notice if the time and place of such meetings are fixed by these By-Laws or by resolution of the Board.

Section 9.        SPECIAL MEETINGS; NOTICE THEREOF. Special meetings of the Board may be called at any time by the Chairman or by any two directors. Except as otherwise provided by law, or by these By-Laws, notice of the time and place and the purpose of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least ten days prior to the day on which the meeting is to be held. Notice of any meeting may be delivered in person or by telephone or telegraph not less than five days prior to the time at which the meeting is to be held. Notice of a meeting need not be given to any director who signs a waiver of notice or consents to holding the meeting or approves of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 10.     ADJOURNMENT. A majority of directors present at any meeting, whether or not a quorum is present, may adjourn the same to another time and place. Notice of any adjournment of a meeting of the board to another time and place shall be given to the directors who were not present at the time of the adjournment, and unless such time and place are announced at the meeting, to the other directors.

Section 11.     QUORUM. Except as otherwise provided in these By-Laws or by law, the presence of a majority of the entire Board of Directors at a meeting shall constitute a quorum for the transaction of business. The affirmative vote of a majority present at any meeting shall be the act of the Board.

Section 12.     ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting and without prior notice if a written consent thereto is signed by all members of the Board of Directors or the committee, and such consent if filed with the minutes of the proceedings of the Board of Directors or the committee.

Section 13.      MEETING BY CONFERENCE TELEPHONE. Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 14.      EXECUTIVE COMMITTEE. The Board may, by resolution adopted by a majority of the entire Board, designate an Executive Committee to consist of three or more directors of the corporation. The Executive Committee shall have such authority as may be provided by resolution adopted by a majority of the entire Board except as may be otherwise limited by law. The Committee shall keep written minutes of each meeting. The Board shall appoint a Chairman of the Executive Committee. Meetings may be called by the Chairman of the Executive Committee.

ARTICLE IV

Officers

Section 1.        OFFICERS. The officers of the corporation shall be a Chairman, a President, one or more Vice Presidents (their respective titles to be determined by the Board), a Secretary and a Treasurer. The corporation may also have such other officers as may be elected from time to time by the Board of Directors or as may be appointed pursuant to Section 3 of this Article. One person may hold two or more offices, except that the offices of President and Secretary shall not be held by the same person.

Section 2.        ELECTION. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 3.        SUBORDINATE OFFICERS, ETC. The Board of Directors or the Chairman may appoint one or more Assistant Secretaries, one or more Assistant Treasurers and such other subordinate officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Directors by resolution or the Chairman in writing may from time to time determine. If the appointment is made by the Chairman, a copy of the letter or memorandum evidencing such appointment shall be inserted into the minute book of this corporation.

Section 4.        REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board of Directors.

Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman, or to the Secretary of the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.        VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-Laws for regular appointments to such office.

Section 6.        CHAIRMAN. The Chairman shall, if present, preside at all meetings of the Board of Directors and at all meetings of the shareholders. He shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation and shall be the Chief Executive Officer of the corporation. He shall have power to execute all contracts in the name of the corporation and appoint and discharge such persons as may be permitted under Section 3 of this Article IV, and agents and employees of the company. He shall have the general powers and duties of management and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

[ILLEGIBLE]

Section 7.        PRESIDENT. The President shall perform such duties and render such services as may from time to time be assigned to him or requested by the Board of Directors or the Chairman.

Section 8.        VICE PRESIDENT. In the absence or disability of the Chairman, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the Chairman and when so acting shall have all the powers of, and be subject to, all the restrictions upon the Chairman. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the By-Laws.

Section 9.         SECRETARY. The Secretary shall keep or cause to be kept, at the principal office or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice, the notice thereof given, the names of those present or represented at shareholders meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

Section 10.       TREASURER. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be kept open to inspection by any director.

The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the directors and the Chairman, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these By-Laws.

ARTICLE V

Miscellaneous

Section 1.          INSPECTION OF CORPORATE RECORDS. The share register or duplicate share register, the books of account, the By-Laws and Certificate of Incorporation, and minutes of proceedings of the shareholders and directors and of the executive and other committees of the directors shall be open to inspection upon written demand of any shareholder or any person holding, or thereunto authorized in writing by the holders of, at least five percent (5%) of any class of the outstanding shares of the stock of the corporation. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts.

Section 2.          CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 3.          CONTRACTS, ETC., HOW EXECUTED. Any officer of this corporation holding the title of Vice President or higher may execute contracts on behalf of the corporation or its divisions. Any officer of any division holding the title of Vice President or higher may execute contracts on behalf of such division. Any officer of any division holding the title of Vice President or higher may execute contracts on behalf of the corporation in an amount established by the divisional President. A divisional President may delegate signing authority to his senior staff in amounts equal to or less than the limits of authority established for himself. The Board may also authorize any agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the corporation or any of its divisions, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these By-Laws, no agent or employee shall have any power or authority to bind the corporation or any division thereof by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

Section 4.          DESIGNATION OF ENGINEER IN RESPONSIBLE CHARGE. The corporation shall maintain a currently registered professional engineer in each state of the United States, as the corporation deems it necessary, who shall be designated as the engineer who will be in responsible charge of all engineering work performed by the corporation in that state. Such individual shall have full authority to make final decisions on all projects which may fall under his jurisdiction in his capacity as the engineer in responsible charge of the engineering work in that state.

Section 5.          CERTIFICATES OF STOCK. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder. All such certificates shall be signed by the Chairman or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

Section 6.          LOST CERTIFICATES. Except as shall be hereinafter provided in this Section, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and cancelled at the same time. The Board of Directors may, however, in case any certificate for shares is lost, stolen, or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions, including reasonable indemnification of the corporation, as the Board shall determine.

Section 7.          INDEMNIFICATION. This corporation shall indemnify any officer or director made, or threatened to be made, a party to any action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, in the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. Notwithstanding the provisions herein contained, such provisions shall not be valid unless they be consistent with the laws of the State of New York governing indemnification of officers and directors as such law may be in existence from time to time.

Section 8.          CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the New York Business Corporation Law shall govern the construction of the By-Laws.

ARTICLE VI

Amendments

By-Laws may be adopted, amended or repealed by the vote of shareholders entitled to exercise a majority of the voting power of the corporation, except as otherwise provided by law or by the Certificate of Incorporation. Subject to the right of shareholders to adopt, amend or repeal By-Laws, By-Laws may be adopted, amended or repealed by a majority vote of the entire Board of Directors; provided, however, that any By-Law adopted by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon.

CERTIFICATE OF SECRETARY

PRC ENGINEERING, INC.

I, the undersigned, do hereby certify:

(1)      That I am the duly elected and acting Secretary of PRC Engineering, Inc., a New York corporation; and

(2)      That the foregoing Restated By-Laws, comprising ten (10) pages, constitute the Restated By-Laws of said corporation as duly adopted at a special meeting of the Board of Directors of PRC Engineering, Inc. duly held on September 15, 1983, at which meeting a quorum was at all times present and acting.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation this 26th day of October, 1983.

/s/ Ruth M. Friedman
Ruth M. Friedman, Secretary

(Corporate Seal)

CERTIFICATE OF SECRETARY

PRC ENGINEERING, INC.

The undersigned, Ruth M. Friedman, does hereby certify that she is now and at all times relevant hereto has been the duly elected and acting Secretary of PRC Engineering, Inc., a New York corporation, and does further certify that the following is a true and correct copy of a resolution which was adopted by the unanimous written consent of the Board of Directors of this corporation as of October 15, 1984:

RESOLVED, that effective October 16, 1984, Section 2 of Article III of the Restated By-Laws of this corporation be amended to read as follows:

“Section 2.        NUMBER OF DIRECTORS. The number of directors shall be seven.”

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation this 20th day of November, 1984.

/s/ Ruth M. Friedman
Ruth M. Friedman, Secretary

(Corporate Seal)

CERTIFICATE OF SECRETARY

PRC ENGINEERING, INC.

The undersigned, Melinda Pado, does hereby certify that she is now, and at all times relevant hereto has been, the duly elected and acting Secretary of PRC Engineering, Inc., a New York corporation, and does further certify that the following is a true and correct copy of a resolution which was adopted by the unanimous written consent of the Shareholder of this corporation as of November 19, 1985:

RESOLVED, that Section 2 of Article III of the Restated By-Laws of this corporation be amended to read as follows:

“Section 2.     NUMBER OF DIRECTORS. The number of directors shall be eight.”

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation this 20th day of November 1985.

/s/ Melinda Pado
Melinda Pado, Secretary

(Corporate Seal)

CERTIFICATE OF SECRETARY

PRC ENGINEERING, INC.

The undersigned, Melinda Pado, does hereby certify that she is now, and at all times relevant hereto has been, the duly elected and acting Secretary of PRC Engineering. Inc., a New York corporation, and does further certify that the following is a true and correct copy of resolutions adopted by the unanimous written consent of the Board of Directors and Shareholder of this corporation as of April 1, 1986:

RESOLVED, that Section 6 of Article IV of the Restated By-Laws of this corporation be amended to read in full as follows:

“Section 6.     CHAIRMAN. The Chairman shall, if present, preside at all meetings of the Board of Directors and at all meetings of the shareholders. He shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall have power to execute all contracts in the name of the corporation and to appoint and discharge such persons as may be permitted under Section 3 of this Article IV, and to appoint and discharge agents and employees of the corporation. He shall have the general powers and duties of management and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.”

RESOLVED FURTHER, that Section 7 of Article IV of the Restated By-Laws of this corporation be amended to read in full as follows:

“Section 7.     PRESIDENT. The President shall be the Chief Executive Officer of the corporation and shall perform such duties and render such services as may from time to time be assigned to him or requested by the Board of Directors or the Chairman.

IN WITNESS WHEREOF, the undersigned has executed this Certificate and affixed the seal of said corporation this 2nd day of April, 1986.

/s/ Melinda Pado
Melinda Pado, Secretary

(Corporate Seal)

CERTIFICATE OF SECRETARY

PRC ENGINEERING, INC.

The undersigned, Melinda Pado, does hereby certify that she is now, and at all tines relevant hereto has been, the duly elected and acting Secretary of PRC Engineering, Inc., a New York corporation, and does further certify that the following is a true and correct copy of a resolution which was adopted by the unanimous written consent of the Shareholder of this corporation on Janaury 12, 1987.

RESOLVED, that section 2 of Article III of the Restated By-Laws of this corporation be amended to read as follows:

“Section 2.       NUMBER OF DIRECTORS. The number of directors shall be four.”

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation this 12th day of January 1987.

/s/ Melinda Pado
Melinda Pado, Secretary

(Corporate Seal)

UNANIMOUS ACTION OF THE BOARD OF DIRECTORS

OF

FREDERIC R. HARRIS, INC.

The Undersigned, being all of the members of the Board of Directors of Frederic R. Harris, Inc. (the “Corporation”), proceeding under Section 708 of the New York Corporation Law, hereby take the following action:

(A)  BANK ACCOUNTS

RESOLVED: That the President, any Corporate Vice President, any Executive Vice President or the Treasurer of the Corporation acting in conjunction with any Deputy Treasurer of the Corporation may cause one or more accounts in the name of the Corporation to be opened and maintained in one or more banks where any and all funds received and belonging to the Corporation may be deposited and from which accounts such funds may be disbursed.

(B)  BANK ACCOUNTS - GENERAL PROVISIONS

FURTHER RESOLVED, that upon written recommendation of any Deputy Treasurer of the Corporation, approved and signed by the President, any Corporate Vice President, any Executive Vice President or the Treasurer of the Corporation and filed with the Treasurer, Secretary or an Assistant Secretary of the Corporation, the Corporation (i) shall classify all bank accounts as either single signature accounts or two signature accounts; (ii) shall designate and authorize certain officers, employees and agents of the Corporation to sign checks, drafts or other orders drawn on such accounts specifying as to each such person the extent of his or her authority with respect to such signing (and no check, draft or other order for payment of money out of any such accounts shall be valid unless signed in accordance with such authorizations); (iii) may authorize such signatories to sign checks by facsimile signature in lieu of manual signature, without in any other respect extending the signing authority of such signatories; and (iv) may open or enter into one or more specialized accounts or Arrangements including but not limited to, night depository facility accounts, custodian Accounts, lock box arrangements, foreign exchange contract arrangements, security cash accounts, letter of credit facilities or other arrangements required in the ordinary and usual course of the Corporation’s banking activities.

FURTHER RESOLVED, that the Corporation’s funds in any bank may be transferred to the credit of the Corporation in another bank (or from one account to another within the same bank) by any of the following: (i) a check payable to the transferee bank indicating the Account to which transfer is made and such check shall have printed on its face “Depository Transfer Check” and shall require no signature other than the name of the Corporation printed thereon, which shall constitute the Corporation’s official signature for use in connection with the said Depository Transfer Check; (ii) a Wire Transfer of Funds upon telephone advice of an authorized signatory, to be subsequently confirmed in writing signed by any two authorized signatories; (iii) a Wire Transfer of Funds utilizing the transferor bank’s on-line electronic communication system; or (iv) an Electronic Funds Transfer utilizing a system approved by any Federal Reserve Bank. A letter to any bank authorizing the use of Depository Transfer Checks. Wire Transfers of Funds or Electronic Funds Transfers, when signed jointly by the President, any Corporate Vice President, any Executive Vice President, or the Treasurer of the Corporation together with any Deputy Treasurer of the Corporation, shall constitute sufficient and continuing authority for any bank to pay such checks without signature or to transfer funds by wire or Federal Reserve Bank electronic system, as the case may be.

(C)   MISCELLANEOUS

FURTHER RESOLVED, that the authority of any person to sign checks or to perform any of the actions described hereinabove on any bank account of the Corporation may be terminated at any time by the Board of Directors or by any officer of the Corporation so designated and authorized by the Board of Directors of the Corporation.

FURTHER RESOLVED, that all prior resolutions adopted by the Board of Directors of the Corporation regarding the matters addressed herein are hereby revoked in their entirety and replaced by the foregoing resolutions.

IN TESTIMONY WHEREOF, all of the Directors have hereunto set their hands effective this 12th day of June, 1987.

/s/ Lewis G. Noe	/s/ Dan L. Denison
Lewis G. Noe	Dan L. Denison

/s/ Philip W. Block	/s/ Donald E. Hodgkins
Philip W. Block	Donald E. Hodgkins

WRITTEN CONSENT OF SHAREHOLDER

TO ACTION WITHOUT A MEETING

OF

FREDERIC R. HARRIS, INC.

Pursuant to Section 615(a) of the New York Business Corporation Law, Ashland Technology Corp., a Delaware corporation, as a sole shareholder of Frederic R. Harris, Inc., a New York Corporation, hereby adopts by written consent the following resolutions on August 1, 1989:

RESOLVED, that Section 3 of Article V of the Restated By-Laws of this Corporation be amended to read as follows:

“Section 3.       CONTRACTS, LEGAL INSTRUMENTS, ETC., HOW EXECUTED. Any officer of this corporation holding the title of Vice President or higher may execute contracts or other legal instruments on behalf of the corporation or its divisions.”

FURTHER RESOLVED, that Article V of the Restated By-Laws of this Corporation be amended by adding the following new Section 9:

“Section 9.       POWERS-OF-ATTORNEY. The President or any officer of Frederic R. Harris, Inc., designated by the President, is authorized to execute in the name and on behalf of Frederic R. Harris, Inc. Powers of Attorney authorizing any person, whether an employee or agent, to sign and execute legal documents and contracts for and on behalf of Frederic R. Harris, Inc. or any subsidiaries.

“In those circumstances that exceed the authority delegated to the President, as set forth in Ashland Engineering & Construction Group Policy No. 1, Administrative Authority and Responsibility of Operating Unit, authorization is granted to any two Directors of Frederic R. Harris, Inc., signing jointly, to execute in the name and on behalf of Frederic R. Harris, Inc. Powers of Attorney authorizing any person, whether an employee or agent, to sign and execute legal documents and contracts for and on behalf of Frederic R. Harris, Inc. or any subsidiaries.”

[ILLEGIBLE]

IN WITNESS WHEREOF, the undersigned has hereunto signed his name as President of the Corporation owning all of the issued and outstanding stock of Frederic R. Harris, Inc. this 1st day of August 1989.

[ILLEGIBLE]

ASHLAND TECHNOLOGY CORP.

By:	/s/ [ILLEGIBLE]
Chairman & Chief Executive Officer

2

WRITTEN CONSENT OF SHAREHOLDER

TO ACTION WITHOUT A MEETING

OF

AECOM USA, INC.

Pursuant to Section 615(a) of the New York Business Corporation Law, AECOM Technology Corporation, a Delaware corporation, as a sole shareholder of AECOM USA, Inc., a New York Corporation, hereby adopts by written consent the following resolutions on January 5, 2009:

RESOLVED, that Section 3 of Article V of the Restated By-Laws of this Corporation be amended to read as follows:

“Section 3. CONTRACTS, LEGAL INSTRUMENTS, ETC., HOW EXECUTED. Any officer of this corporation holding the title of Senior Vice President or higher, or any other person designated by resolution of the Board of Directors, may execute contracts or other legal instruments on behalf of the corporation or its divisions.”

IN WITNESS WHEREOF, the under signed has hereunto signed his name as President of the Corporation owning all of the issued and outstanding stock of AECOM USA, Inc. effective this 5th day of January, 2009.

AECOM TECHNOLOGY CORPORATION

By:	/s/ John M. Dionisio
John M. Dionisio
President and Chief Executive Officer